Exhibit (4) H.


REGISTERED                                        PRINCIPAL AMOUNT
                                                  $500,000,000
No. FX-01             EASTMAN KODAK COMPANY       CUSIP:
                                                  277461BD0
                    7.25% SENIOR NOTE DUE 2013    ISIN:
                                                  US277461BD00

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), A NEW YORK CORPORATION ("DTC" OR THE "DEPOSITARY") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE SECURITIES REPRESENTED HEREBY IN DEFINITIVE FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.
     EASTMAN KODAK COMPANY, a corporation duly organized and existing under the laws of the State of New Jersey (herein referred to as the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of FIVE HUNDRED MILLION DOLLARS ($500,000,000) on November 15, 2013 (the "Maturity Date") and to pay accrued interest on said principal sum at the rate of 7.25% per annum from October 10, 2003 (the "Original Issue Date") or from the most recent date to which interest has been paid or duly provided for, semiannually in arrears on May 15 and November 15 of each year (each an "Interest Payment Date") and on the Maturity Date, until said principal sum is paid or duly provided for in accordance with the terms hereof. Interest on this Note will be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which, in the case of any Interest Payment Date shall be the May 1 or November 1 (whether or not a Business Day) immediately preceding such Interest Payment Date; provided, however, that any interest payable on the Maturity Date shall be paid to the same Person to whom the principal of this Note is payable. Notwithstanding the foregoing, if this Note is issued between a Regular Record Date and the related Interest Payment Date or on an Interest Payment Date, the interest so payable for the period from the Original Issue Date to such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Registered Holder hereof on such next succeeding Regular Record Date. Any interest not punctually paid or duly provided for shall forthwith cease to be payable to the Registered Holder hereof on the related Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. For purposes of this Note, "Business Day", when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that place of payment are authorized or obligated by law to close.

     Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF
THIS NOTE SET FORTH ON THE REVERSE HEREOF, AND SUCH FURTHER
PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS
THOUGH FULLY SET FORTH IN THIS PLACE.

     This Note shall not become valid or obligatory for any purpose unless and until this Note has been authenticated by The Bank of New York, or its successor, as Trustee.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed under its corporate seal.

[Seal]                           EASTMAN KODAK COMPANY


                                   By:
                                   Title:

                                 Attest:
                                     Title:

Dated:  October 10, 2003

                  CERTIFICATE OF AUTHENTICATION

     This is one of the Notes issued under the within-mentioned Indenture.


                                 THE BANK OF NEW YORK
                                   as Trustee


                                 By:
                                   Authorized Signatory


                      EASTMAN KODAK COMPANY
                   7.25% SENIOR NOTE DUE 2013

     This 7.25% Senior Note due 2013 is one of a series of duly authorized debt securities of the Company (the "Securities") issued or to be issued in one or more series under an indenture dated as of January 1, 1988, as supplemented by a First Supplemental Indenture thereto dated as of September 6, 1991, a Second Supplemental Indenture thereto dated as of September 20, 1991, a Third Supplemental Indenture thereto dated as of January 26, 1993, a Fourth Supplemental Indenture thereto dated as of March 1, 1993 and a Fifth Supplemental Indenture thereto dated as of October 10, 2003 (as so supplemented, the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Person surrendering the same.

     The interest payable hereon on each Interest Payment Date shall include interest accrued through the day before such Interest Payment Date. Any payments otherwise required to be made on this Note on a date that is not a Business Day need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

     This Note is not subject to any sinking fund, redemption at the option of the Company or prepayment at the option of the Holder.

     Ownership of beneficial interests herein will be limited to participants in the Depositary or Persons that hold interests through such participants, and the transfer of beneficial interests herein will be effected only through records maintained by the Depositary (with respect to interests of participants in the Depositary) or by participants in the Depositary or Persons that may hold interests through such participants (with respect to Persons other than participants in the Depositary).

     This Note is exchangeable only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary ceases to be in good standing under the Securities Exchange Act of 1934 and the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware that such Depositary is no longer in good standing, or (y) the Company in its sole discretion determines that this Note shall be exchanged for Certificated Notes in definitive form, provided that the definitive Notes so issued in exchange for this Note shall be in authorized denominations and be of like aggregate principal amount and tenor and terms as the portion of this Note to be exchanged. Except as provided above, owners of beneficial interests in this Note will not be entitled to have this Note or Notes represented by this Note registered in their names or receive physical delivery of Notes in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, the City and State of New York (if so required by the Company, the Security Registrar or the Trustee), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount and like tenor, will be issued to the designated transferee or transferees.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, except as provided in the Indenture.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or of the Trustee may treat the Person in whose name this Note is registered as the Holder hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor such agent shall be affected by notice to the contrary.

     If an Event of Default with respect to the Securities of this series shall have occurred and be continuing, the principal of all the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Notes becoming due and payable immediately upon the occurrence of such Events of Default.

     In case this Note shall at any time become mutilated, destroyed, stolen or lost and this Note or evidence of the loss, theft or destruction hereof (together with such indemnity and such other documents or proof as may be required by the Company or the Trustee) shall be delivered to the principal corporate trust office of the Trustee, a new Note of like tenor and principal amount will be issued by the Company in exchange for, or in lieu of, this Note. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the Holder of this Note.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE AND TO BE PERFORMED SOLELY IN THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF SAID STATE WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

     All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                          ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN CON -  as tenants in common   UNIF GIFT MIN ACT-   __Custodian__
TEN ENT -  as tenants by the
            entireties                                (Cust)  (Minor)
JT TEN  -  as joint tenants                           Under Uniform
            with right of                             Gifts to Minors
            survivorship and not                            Act
            as tenants in common
                                                          (State)
   Additional abbreviations may also be used though not in the above list


                ________________________________



                           ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Other
Identifying Number of Assignee




   Please Print or Type Name and Address Including Zip Code of
                            Assignee


the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of Eastman Kodak
Company with full power of substitution in the premises.

Dated:
                                            Signature

                                 NOTICE: The signature to this
                                 assignment must correspond with
                                 the name as it appears upon the
                                 face of the Note in every
                                 particular, without alteration
                                 or enlargement or any change
                                 whatsoever.